Exhibit 23.22

CONSENT OF QUALIFIED PERSON

I, Sean Kosinski, in connection with Arcadium Lithium plc’s registration statement on Form S-4 and the proxy statement/prospectus included therein, including any amendments thereto (collectively, the “Registration Statement”), consent to:

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the use in connection with the Registration Statement of, and references therein to, the amended technical report titled “Resource and Reserve Report, Pre-Feasibility Study, Salar del Hombre Muerto, Argentina” (as amended, the “Technical Report Summary”), originally dated February 21, 2023 and amended on November 14, 2023, that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and which is included as an exhibit to Livent Corporation’s Current Report on Form 8-K dated November 15, 2023 (the “Form 8-K”), which Form 8-K is incorporated by reference in the Registration Statement;

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the use of and references to my name, including my status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC), in connection with the Registration Statement; and

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any extracts from or a summary of the Technical Report Summary included in or incorporated by reference in the Registration Statement and the use of any information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was or were prepared by me, that I supervised the preparation of and/or that was or were reviewed and approved or certified to by me, that is or are included or incorporated by reference in the Registration Statement.

I am responsible for authoring jointly with Integral Consulting Inc., and this consent pertains to, the entire Technical Report Summary. I certify that I have read the descriptions and references to the Technical Report Summary in the Registration Statement and the documents incorporated by reference therein and that such descriptions and references fairly and accurately represent the information in the Technical Report Summary for which I am responsible.

Date:      November 15, 2023

By:	/s/ Sean Kosinski
Name: Sean Kosinski
Title: P.Hg.